Exhibit 23.3

FORREST A. GARB & ASSOCIATES, INC.

INTERNATIONAL PETROLEUM CONSULTANTS

5310 HARVEST HILL ROAD, SUITE 275

DALLAS, TEXAS 75230 - 5805

(972) 788-1110 Telefax 991-3160

E-Mail: forgarb@forgarb.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Registration Statement on Form S-1 of Petron Energy II, Inc. (the “Registration Statement”). We hereby further consent to the inclusion in the Registration Statement of estimates of oil and gas reserves contained in our report “Estimated Reserves and Future Net Revenue as of December 31, 2012 Attributable to Interests Owned by Petron Energy II, Inc. in Certain Properties Located in Oklahoma and Texas” and to the inclusion of our report dated Febryart 27, 2014 as an exhibit to the Registration Statement.

FORREST A. GARB & ASSOCIATES, INC.

______________________________________

William D. Harris III

CEO / President

Dallas, Texas

March 3, 2014